EX-99.23.q.ii

                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, Pauze Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

     WHEREAS, the undersigned is the Treasurer and Chief Accounting Officer of the Trust;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints Patricia S. Dobson and Philip C. Pauze, and each of them, her attorneys for her and in her name, place and stead, and in her office and capacity in the Trust, to execute and file any Amendment or Amendments to the Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as she might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set her hand this 26 day of December, 2000.


                                        /s/
                                        ----------------------------------------
                                        Nancy K. Szidlowski
                                        Treasurer and Chief Accounting Officer


STATE OF TEXAS                   )
                                 )      ss:
COUNTY OF HARRIS                 )

     Before me, a Notary Public, in and for said county and state, personally appeared Nancy K. Szidlowski, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that she executed and delivered the same for the purposes therein expressed.

     WITNESS my hand and official seal this 26th day of December, 2000


                                        /s/
                                        ----------------------------------------
                                        Notary Public: Y. Michelle Calderon


                                        My commission expires: